AMENDMENT #3
TO
HUBBELL INCORPORATED
DEFINED CONTRIBUTION RESTORATION PLAN
As Amended and Restated Effective as of December 8, 2015

This Amendment #3 (the “Amendment”) is adopted by Hubbell Incorporated, a Connecticut corporation (the “Company”) for purposes of amending that certain Hubbell Incorporated Defined Contribution Restoration Plan (as Amended and Restated Effective as of December 8, 2015) (as amended, the “Plan”), as of February 10, 2021 (the “Amendment Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

WHEREAS, pursuant to Section 10.1(a) of the Plan, except as limited by applicable law, the Plan may be wholly or partially amended by the Board from time to time, including retroactive amendments; provided that any such amendment does not decrease the Vested percentage or amount of interest any Participant or any other person entitled to payment under the Plan has in the Participant’s Account;

WHEREAS, On December 4, 2018, the Board delegated authority to amend the Plan to the Retirement Committee of the Company (the “Committee”);

WHEREAS, the Committee has determined that effective commencing in the Plan Year ending in 2021, it is advisable and in the best interests of the Company to amend the Plan as set forth herein to require Participants to be employed on the last day of the Plan Year, other than in the case of death or Retirement during the Plan Year, in order to be entitled to any Company Contribution in respect of such Plan Year, and that such amendment is permitted under Section 10.1 of the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.    Article I of the Plan is hereby amended to add the following definitions:
    “Section 1.23A    Retirement
“Retirement” shall mean a voluntary termination of employment of the Participant with the Employer on or after age 55 and the sum of the Participant’s age and service with all Employers equals or exceeds 70.”

2.    Section 3.2 of the Plan is hereby amended to read in its entirety as follows:

“Section 3.2    Determination of Credits

Pursuant to the Rules of the Plan, for each Plan Year, each Participant’s Account shall be credited with an amount (a “Company Contribution”) which is equal to the sum of such Participant’s DC Restoration Plan Nonelective Contribution and DC Restoration Plan Matching Contribution for such Plan Year; provided that, in order to be entitled to such credit, the Participant must be employed with an Employer on the last day of such Plan Year or such Participant’s employment with the Employer terminated during such Plan Year due to Retirement or Participant’s death.”
3.    Except as modified by the forgoing, the terms and conditions of the Plan shall remain in full force and effect following the adoption of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has adopted this Amendment #3 to the Hubbell Incorporated Defined Contribution Restoration Plan as of the Amendment Effective Date.

HUBBELL INCORPORATED

By: /s/ Katherine A. Lane
Print Name: Katherine A. Lane
Title: Vice President, General Counsel & Secretary
Date: April 23, 2021